UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)  November 21, 2007

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000 (Registrant’s telephone number, including area code)
(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws;
Change in Fiscal Year.

On November 20, 2007, the board of directors of Severn Bancorp, Inc. (the "Company") amended and restated Article VII of the Company's Bylaws. The amendments, effective immediately, were made to enable the Company to be direct registration system ("DRS") eligible, as required by The NASDAQ Stock Market rules, by January 1, 2008. DRS refers to a system by which securities may be issued and held in book-entry form without a certificate. Previously, Article VII of the Company's Bylaws required the Company's securities to be represented by a certificate. As amended, Article VII of the Bylaws permits the Company to issue certificated or uncertificated shares.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Article VII of the Company's Bylaws, which is filed as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

ExhibitDescription

3.1	Amendment and Restatement of Article VII of the Bylaws of Severn Bancorp, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: November 21, 2007	By: /Alan J. Hyatt/
Alan J. Hyatt, President